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                                                                    Exhibit 10.1

                          TECHNOLOGY LICENSE AGREEMENT

     This Technology License Agreement (this "Agreement") is made as of the _____ day of March, 1998 among BioChem Pharma Inc., a Canadian corporation ("BioChem"), each BioChem Affiliate listed on the signature page hereto (each a "BioChem Affiliate") and CliniChem Development Inc., a Canadian corporation ("CliniChem").

                                    RECITALS

     A. CliniChem has been formed for the purpose of (i) conducting research and development of potential human therapeutic products primarily for the treatment of cancer and HIV infection and vaccine products for the prevention of certain infectious diseases, including products using BioChem Technology (as defined below) and (ii) commercializing such products.

     B. BioChem is engaged in the research, development and marketing of therapeutic products and the research, development, manufacturing and marketing of vaccine and diagnostic products for a wide range of infectious and other diseases.

     C. BioChem and CliniChem have entered into the Research and Development Agreement (as defined below) for the conduct by BioChem, on behalf of CliniChem, of research, development and related activities in connection with the CliniChem Programs (as defined below).

     D. BioChem and the BioChem Affiliates are willing to grant to CliniChem a license to use BioChem Technology (as defined below) solely for the purposes set forth above on the terms set forth herein and in the Research and Development Agreement and the Product Option Agreement (each as defined below).

     NOW, THEREFORE, in consideration of the various premises and undertakings set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS.

     For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Affiliate" shall mean a corporation or any other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the designated party. "Control" shall mean ownership of shares to which are attached more than fifty percent (50%) of the votes that may be cast for the election of directors in the case of a corporation, and at least fifty percent (50%) of the interests in profits in the case of a business entity other than a corporation. BioChem and CliniChem shall not be considered Affiliates of each other.
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     1.2  "BioChem Technology" shall mean all Proprietary Rights (whether patented or unpatented), owned by, licensed to (including pursuant to those agreements listed on Exhibit B hereto) or controlled by BioChem or a BioChem Affiliate, as of the date of this Agreement or during the term of the Research and Development Agreement, relating to the CliniChem Programs, including any Developed Technology, and including those patents and patent applications indicated by reference to BioChem docket numbers on Exhibit A hereto. "BioChem Technology" shall also include any additional technology which BioChem or a BioChem Affiliate designates expressly in a writing delivered to CliniChem as BioChem Technology for purposes of this Agreement. Notwithstanding the foregoing, however, except as set forth in Section 2.2(a) hereof, in no event shall "BioChem Technology" include the Proprietary Rights licensed to BioChem or any BioChem Affiliate under the Excluded Agreements.

     1.3  "Biovector Agreement" shall mean that certain Collaboration
Agreement dated May 5, 1997 by and between IAF BioVac Inc. (now known as BioChem Vaccines Inc.) and Biovector Therapeutics, S.A. as amended from time to time.

     1.4 "CliniChem Product" shall mean any human therapeutic or vaccine product developed according to the terms of the Research and Development Agreement and pursuant to the CliniChem Programs in the applicable Fields of Use.

     1.5 "CliniChem Program" shall mean any of the therapeutic and vaccine product development programs listed on Exhibit C in the applicable Fields of Use indicated on such Exhibit C, and any additional or modified development programs recommended by BioChem or a BioChem Affiliate and accepted by CliniChem's Board of Directors for research and development pursuant to the Research and Development Agreement.

     1.6 "Confidential Information" shall mean all information received by one party with respect to the research, intellectual property or business of the other and it shall include, without limiting the generality of the foregoing, the BioChem Technology, all documents, data and other technical information, such as know-how, formulae, processes, models, manufacturing techniques, research projects, information management systems and software, as well as information relating to the management and financial affairs of such party, such as figures relating to profits, markets, sales, business, marketing and development plans, client lists, supplier lists and information of a similar nature.

     1.7 "Developed Technology" shall mean Proprietary Rights that (a) are first generated, conceived or reduced to practice, as the case may be, by BioChem, a BioChem Affiliate or by any third party in the course of performing activities undertaken pursuant to the Research and Development Agreement or (b) are acquired from a third party by BioChem or a BioChem Affiliate during the term of the Research and Development Agreement for use, in whole or in part, in the conduct of the CliniChem Programs or the commercialization of CliniChem Products.

     1.8 "Distribution" shall mean the distribution by BioChem as a dividend-in-kind of all of the issued and outstanding Class A Common Shares in the share capital of CliniChem to the holders of record of Common Shares of BioChem at the close of business on ________, 1998.

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     1.9  "Distribution Agreement" shall mean the Distribution Agreement dated as of the date hereof by and between BioChem and CliniChem, as amended from time to time.

     1.10 "Distribution Date" shall mean the proposed date of effecting the Distribution, which is anticipated to occur on or about _______, 1998.

     1.11 "Excluded Agreements" shall mean, collectively, the BioVector Agreement, the Pharmadigm Agreement and the UGARF/Yale Agreement.

     1.12 "Field of Use" shall mean the treatment of a particular disease or, in the case of a vaccine, vaccination against a particular bacterium. The applicable Field of Use for each CliniChem Program is set forth in Exhibit C.

     1.13 "Infringing Product" shall mean any product manufactured, used, offered for sale or sold by a third party, other than pursuant to an agreement with CliniChem, BioChem or a BioChem Affiliate, which infringes or is alleged to infringe any patent or patents licensed to CliniChem hereunder containing claims which cover a CliniChem Product.

     1.14 "Pharmadigm Agreement" shall mean that certain License Agreement dated May 10, 1996 by and between IAF BioVac Inc. (now known as BioChem Vaccines Inc.) and Pharmadigm Biosciences, Inc. as amended from time to time.

     1.15 "Product Option" shall mean the option granted to BioChem and certain of the BioChem Affiliates pursuant to the Product Option Agreement, as amended from time to time.

     1.16 "Product Option Agreement" shall mean the Product Option Agreement dated as of the date hereof by and between BioChem, certain of the BioChem Affiliates and CliniChem, as amended from time to time.

     1.17 "Pre-Existing Rights" shall mean the rights of each party other than BioChem or a BioChem Affiliate under the agreements listed in Exhibit B.

     1.18 "Proprietary Rights" shall mean data, inventions, information, processes, know-how and trade secrets, and patents or patent applications claiming any of the foregoing, owned by, licensed to or controlled by a person and which such person has the right to license or sublicense without the consent of any third party and without incurring additional liability to any third party. Proprietary Rights shall not include trademarks or copyrights.

     1.19 "Purchase Option" shall mean the option contained in the Articles of Incorporation of CliniChem, as amended or restated from time to time, pursuant to which BioChem (as the holder of the majority of the outstanding Class B Common Shares in the share capital of CliniChem) has the right to acquire all (but not less than all) of the outstanding Class A Common Shares in the share capital of CliniChem.

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     1.20 "Research and Development Agreement" shall mean the Research and
Development Agreement dated as of the date hereof by and between BioChem and CliniChem, as amended from time to time.

     1.21 "Services Agreement" shall mean the Services Agreement dated as of the date hereof by and between BioChem and CliniChem, as amended from time to time.

     1.22 "Technology Fee" shall mean those payments to be made by CliniChem to BioChem or a BioChem Affiliate pursuant to Section 3.2 hereof.

     1.23 "UGARF/Yale Agreement" shall mean that certain License Agreement dated January 3, 1996 (as amended June 30, 1996) by and among University of Georgia Research Foundation, Inc., Yale University, BioChem Pharma Inc., Tanaud Holdings (Barbados) Limited and Tanaud L.L.C. as amended from time to time.

2.   LICENSE.

     2.1 GRANT OF LICENSE. Subject to the Pre-Existing Rights and except as set forth in Section 2.2 below, BioChem and the BioChem Affiliates hereby grant to CliniChem, on the terms and conditions of this Agreement, a worldwide, exclusive license, in perpetuity, with the right to sublicense (as set forth in Sections 2.3 and 2.4 hereof), to use the BioChem Technology to (a) conduct research and development and related activities including, without limitation, compassionate access programs, in connection with the CliniChem Programs (to the extent such license is necessary for such conduct under applicable law) and
(b) to manufacture, have manufactured and commercialize CliniChem Products, but for no other purposes whatsoever; provided, however, that with respect to the CliniChem Product BCH-4556, such license shall be granted by (i) BioChem for the territory of Canada, (ii) Tanaud Ireland Inc. for the territory of the United States of America and (iii) Tanaud International B.V. for the remainder of the world. Such license is limited, for each CliniChem Program and each CliniChem Product, to the Field of Use designated on Exhibit C.

     2.2  LIMITATIONS ON LICENSE.

          (a) EXCLUDED AGREEMENTS. Notwithstanding anything in this Agreement to the contrary, nothing herein shall constitute a grant of a sublicense to CliniChem of any Proprietary Rights licensed to BioChem or any BioChem Affiliate under the Excluded Agreements unless and until BioChem or the appropriate BioChem Affiliate obtains the consent of the applicable third party licensor. BioChem or the appropriate BioChem Affiliate shall use commercially reasonable efforts to obtain any consents necessary (1) to grant a sublicense to CliniChem (on commercial terms reasonably acceptable to BioChem) to any adjuvant licensed pursuant to the Pharmadigm Agreement and incorporated in a CliniChem Product,
(2) to grant a sublicense to CliniChem (on commercial terms reasonably acceptable to BioChem) to any biovector licensed pursuant to the Biovector Agreement and incorporated in a CliniChem Product, and (3) to grant a sublicense to CliniChem (on commercial terms reasonably acceptable to BioChem) under the UGARF/Yale Agreement in connection with the BCH-4556 CliniChem Product, provided, in each case, that (i) the relevant CliniChem Product has received regulatory approval for commercial marketing in at least one

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country for which neither BioChem nor a BioChem Affiliate has exercised the applicable Product Option and (ii) BioChem has not exercised the Purchase Option. CliniChem shall pay any costs associated with obtaining such consents or required pursuant to the sublicenses, and any such sublicenses shall terminate upon the exercise by BioChem of the worldwide Product Option for such product or the Purchase Option. Once any such consent is obtained, the sublicensed patents and technology shall be deemed to be included in the definition of "BioChem Technology."

          (b) MANUFACTURING. CliniChem shall have the right to obtain its manufacturing requirements of any CliniChem Product from a third party subject, however, to the following terms and conditions:

               (i) In the event CliniChem determines not to conduct its own manufacturing of any CliniChem Product, CliniChem shall provide BioChem the opportunity to fulfill CliniChem's manufacturing requirements for such CliniChem Product.

               (ii) In the event BioChem and CliniChem are unable to reach agreement as to the commercial terms for BioChem's manufacture of such CliniChem Product after fifteen (15) days of good faith negotiation, CliniChem shall have the right to negotiate an arrangement for the manufacture of such CliniChem Product with a third party, subject to rights under the Excluded Agreements, if any.

               (iii) At least thirty (30) days prior to entering into any definitive agreement with a third party in respect of any such manufacturing arrangement, CliniChem shall first provide notice of such proposed arrangement to BioChem, which notice shall include an offer for BioChem to provide such manufacturing on terms and conditions generally not less advantageous to CliniChem than those offered by such third party, taking into account not only pricing, but all relevant factors. BioChem shall have the right to accept or reject such offer in its sole discretion.

               (iv) In the event that BioChem rejects or fails to accept such offer within such thirty (30) day period, CliniChem shall have the right (subject to subsection (v) below) to enter into manufacturing arrangements with such third party or any other third party on the terms and conditions contained in the offer described in subsection (iii) or manufacturing terms and conditions which are in the aggregate no more favorable to the proposed manufacturer than those contained in the offer described in subsection (iii); it being understood that CliniChem shall not have the right to enter into any manufacturing arrangement on terms more favorable to the proposed manufacturer without first offering such terms to BioChem, which offer shall again be subject to the provisions of this Section 2.2(b).

               (v) In the event BioChem does not exercise such right of first refusal, BioChem shall have the right to approve any proposed manufacturer, which approval may be withheld only if any such manufacturer has insufficient manufacturing capability (including lack of compliance with current good manufacturing practice regulations) or if any such manufacturer's activities are likely to have a material adverse effect on BioChem's overall competitive position in the pharmaceutical industry.

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               (vi) In the event BioChem exercises its right to reject a
manufacturer with respect to a CliniChem Product, BioChem shall be obligated to manufacture or obtain manufacturing for any such CliniChem Product for CliniChem at prevailing market rates but not less than BioChem's standard cost of manufacture plus fifteen percent (15%) of such cost.

               (vii) Notwithstanding anything in this Section 2.2(b) to the contrary, it is understood and agreed between the parties that, pursuant to the terms of an agreement between BioChem and Patheon Inc. dated October 29, 1997, Patheon Inc. holds a conditional right of first refusal to bid for the commercial manufacturing of the CliniChem Product BCH-10652 in dosage form and, as a result, CliniChem's license to manufacture and have manufactured such CliniChem Product is subject to Patheon's pre-existing conditional rights pursuant to that agreement.

     2.3 PERMITTED SUBLICENSES. CliniChem shall not sublicense any BioChem Technology to, or enter into other arrangements with respect to any BioChem Technology with, any third party for any purpose except as set forth in this
Section 2.3 and in Section 2.4 and subject to the limitations of Section 2.5.

          (a) Except as set forth in Section 2.3(b) hereof, during the term of the Research and Development Agreement CliniChem shall grant BioChem a sublicense to use the BioChem Technology for the purpose of performing activities in connection with the CliniChem Programs pursuant to the terms of the Research and Development Agreement (to the extent such license is necessary to conduct such activities under applicable law). Following termination or expiration of the Research and Development Agreement, CliniChem shall have the right, but shall not be obligated to, grant BioChem a sublicense to the BioChem Technology to perform activities in connection with the CliniChem Programs.

          (b) If the Product Option with respect to any CliniChem Product in one or more countries expires unexercised, from and after expiration of such Product Option in any such country, CliniChem may sublicense BioChem Technology to a third party or third parties solely to the extent necessary to complete the development of, or to make (or have made) and use such CliniChem Product, or to sell (or have sold) such CliniChem Product in such country; provided, however, that BioChem shall have the right to approve any proposed sublicensee or any manufacturer on behalf of a sublicensee; provided, further, that such approval may only be withheld if any such sublicensee or manufacturer has insufficient manufacturing capability (including lack of compliance with current good manufacturing practice regulations) or if any such sublicensee's or manufacturer's activities are likely to have a material adverse effect on BioChem's overall competitive position in the pharmaceutical industry.

     2.4 SUBLICENSE TO WHOLLY OWNED SUBSIDIARY. CliniChem may grant a non-transferrable sublicense of the BioChem Technology to a direct or indirect wholly-owned subsidiary of CliniChem; provided that the terms of any such sublicense shall require that the sublicense automatically terminate should the relevant CliniChem subsidiary cease to be a direct or indirect wholly owned subsidiary of CliniChem.

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     2.5  CONDITIONS OF SUBLICENSES.  Each sublicensee (other than BioChem or a
BioChem Affiliate) shall execute such agreements as BioChem reasonably deems appropriate to protect the BioChem Technology and to protect BioChem's rights under all agreements between BioChem and CliniChem and under the Purchase Option. Each sublicensee shall have all the duties of CliniChem hereunder with respect to such sublicense, and each sublicensee shall acknowledge these duties to BioChem in writing. No sublicense shall have the effect of relieving CliniChem of any of its obligations hereunder.

     2.6 PRIOR AND FUTURE GRANTS. CliniChem understands and acknowledges that BioChem and certain of the BioChem Affiliates are in the business of researching and developing products incorporating the BioChem Technology for their own account and under arrangements with third parties, and as a result, the license granted hereunder is limited strictly to use the BioChem Technology in connection with the CliniChem Programs and commercializing the CliniChem Products. CliniChem acknowledges that BioChem, and the BioChem Affiliates may use and may grant third party licenses to use the BioChem Technology for any and all other purposes and in any Fields of Use other than those set out in Exhibit C for each CliniChem Program.

3.   COVENANTS OF CLINICHEM.

     3.1 DILIGENCE. CliniChem promptly shall commence and shall use diligent efforts to have developed CliniChem Products in accordance with approved work plans and cost estimates under the Research and Development Agreement, subject to BioChem complying with its obligations thereunder.

     3.2 TECHNOLOGY FEE. In partial consideration for the license granted by BioChem and the BioChem Affiliates to CliniChem hereunder, CliniChem shall pay in arrears the following Technology Fee payments:

          (a) five hundred thousand dollars ($500,000) thirty (30) days after the Distribution Date and five hundred thousand dollars ($500,000) on the same day of each of the next eleven (11) months payable as follows: to BioChem three hundred fifty-eight thousand dollars ($358,000), to Tanaud Ireland Inc. forty-two thousand dollars ($42,000), and to Tanaud International B.V. one hundred thousand dollars ($100,000);

          (b) four hundred eight thousand three hundred thirty-three dollars ($408,333) per month on the same day of each of the next twelve (12) months payable as follows: to BioChem two hundred ninety-two thousand, three hundred thirty-three dollars ($292,333); to Tanaud Ireland Inc. thirty-four thousand dollars ($34,000), and to Tanaud International B.V. eighty-two thousand dollars ($82,000);

          (c) three hundred thousand dollars ($300,000) per month on the same day of each of the next twelve (12) months payable as follows: to BioChem two hundred fifteen thousand dollars ($215,000), to Tanaud Ireland Inc. twenty-five thousand dollars ($25,000), and to Tanaud International B.V. sixty thousand dollars ($60,000); and

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          (d)  two hundred thousand dollars ($200,000) per month on the same day of each of the next twelve (12) months payable as follows: to BioChem one hundred forty three thousand dollars ($143,000), to Tanaud Ireland Inc.
seventeen thousand dollars ($17,000), and to Tanaud International B.V. forty thousand dollars ($40,000);

provided, however, that CliniChem shall not be obligated to make such payments beginning with any month following the date on which the sum of the number of CliniChem Products under development by CliniChem pursuant to the Research and Development Agreement plus the number of CliniChem Products that have been acquired by BioChem or a BioChem Affiliate pursuant to BioChem's exercise of the Product Option is less than two (2).

     All payments to be made by CliniChem to Tanaud International B.V. and Tanaud Ireland Inc. shall be made net of any Canadian withholding tax applicable to such payments.

     3.3 PRE-EXISTING OBLIGATIONS. CliniChem agrees to take no action inconsistent with any restrictions on or obligations of BioChem contained in the agreements listed in Exhibit B.

4.   PATENT INFRINGEMENT.

     4.1 NOTICE. Each party shall promptly notify the other in writing of any infringement or alleged infringement known to such party of any patent included within the BioChem Technology, by the manufacture, use, sale or offer for sale by a third party of any Infringing Product.

     4.2 ACTION BY BIOCHEM. Subject to the provisions of the Research and Development Agreement and the Product Option Agreement, in the event of any such alleged infringement, BioChem or a BioChem Affiliate shall have the right, at its own expense and with the right to all recoveries (except as provided in Section 6.2 of the Product Option Agreement), to take appropriate action to restrain such alleged infringement and for damages. If BioChem or a BioChem Affiliate takes any such action, CliniChem shall cooperate fully with BioChem or such BioChem Affiliate in its pursuit thereof, at BioChem or such BioChem Affiliate's expense, to the extent reasonably required by BioChem or such BioChem Affiliate.

     4.3 ACTION BY CLINICHEM. If (a) the Infringing Product is substantially similar to a CliniChem Product for which the Product Option has expired unexercised and (b) within ninety (90) days after the written notice from either party described above (or at any time thereafter), BioChem or a BioChem Affiliate has not begun to take appropriate action to attempt to restrain such alleged infringement, and (c) at such time, the annualized unit sales volume of such Infringing Product in a country over a period of at least two calendar quarters equals or exceeds twenty-five percent (25%) of the annualized unit sales volume of the related CliniChem Product in such country during the same period, then CliniChem shall have the right, at its own expense and with the right to all recoveries, to take such action as it deems appropriate to restrain such alleged infringement. If CliniChem takes any such action, BioChem and the BioChem Affiliates shall cooperate with CliniChem in its pursuit thereof, at CliniChem's expense, to the extent reasonably requested by CliniChem. If the third party in any such action brings a counteraction for invalidation or misuse of a patent covering the BioChem Technology or the CliniChem Product, CliniChem shall promptly

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notify BioChem, and BioChem or a BioChem Affiliate may, within six months after the notification, join and participate in such action at its own expense. CliniChem shall not settle any such action relating to any alleged infringement which in any manner would adversely affect BioChem Technology without the prior written consent of BioChem or a BioChem Affiliate, which consent shall not be unreasonably withheld or delayed.

5.   CONFIDENTIALITY OF INFORMATION.

     5.1 CONFIDENTIALITY. During the term of this Agreement and for a period of ten (10) years following its termination, CliniChem shall maintain in confidence all Confidential Information of BioChem; provided, however, that nothing contained herein shall prevent CliniChem from disclosing any Confidential Information to the extent such Confidential Information (a) is required to be disclosed in connection with researching or developing CliniChem Products, securing necessary governmental authorization for the marketing of CliniChem Products, or directly or indirectly making, using or selling CliniChem Products, as permitted or provided for in the agreements between the parties,
(b) is required to be disclosed by law for the purpose of complying with governmental regulations, (c) is disclosed in connection with any sublicense permitted hereunder, (d) is lawfully disclosed to CliniChem by a third party having the right to disclose such information to CliniChem, or (e) either before or after the time of disclosure to CliniChem, becomes known to the public other than by an unauthorized act or omission of CliniChem or any of CliniChem's employees or agents. Any disclosure of Confidential Information to third parties shall be made subject to similar obligations of confidentiality on the part of such third parties. The obligations of CliniChem pursuant to this Section 5.1 shall survive the termination of this Agreement for any reason. Any breach of this Section 5.1 may result in irreparable harm to BioChem, and in the event of a breach, BioChem shall be entitled to seek injunctive relief (without the need to post a bond) in addition to any other remedies available at law or in equity.

6.   DISCLAIMER.

     6.1 DISCLAIMER CONCERNING BIOCHEM TECHNOLOGY. BIOCHEM AND EACH BIOCHEM AFFILIATE DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY (A) THAT ANY BIOCHEM TECHNOLOGY, OR THE USE THEREOF, OR ANY PRODUCTS INCORPORATING OR MANUFACTURED BY THE USE THEREOF, WILL BE FREE FROM CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE OR UNLAWFUL USE OF PROPRIETARY INFORMATION OF ANY THIRD PARTY AND (B) OF THE ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE BIOCHEM TECHNOLOGY OR ITS SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN, RESEARCH, DEVELOPMENT, MANUFACTURE, USE OR SALE OF CLINICHEM PRODUCTS. BIOCHEM AND EACH BIOCHEM AFFILIATE DISCLAIM ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.

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7.   REPORTS OF ADVERSE REACTIONS.

     7.1 REPORTS OF ADVERSE REACTIONS. During the term of this Agreement, each party shall promptly inform the other party of any information that it obtains or develops regarding the efficacy or safety of a CliniChem Product and shall promptly report to the other party any information or notice of adverse or unexpected reactions or side effects related to the utilization or medical administration of a CliniChem Product. Further, during the term of this Agreement, each party shall promptly inform the other of any information that it obtains or develops regarding the safety of any BioChem Technology as related to the CliniChem Products. Each such party shall permit the other to comply with the adverse reaction reporting obligations under the United States Food, Drug and Cosmetic Act or similar applicable Canadian or foreign statutory provisions, and regulations thereunder and shall assist the other party in complying therewith, with respect to the CliniChem Products. When appropriate, the parties will execute a standard operating procedure to cover the foregoing. CliniChem agrees and acknowledges that BioChem and the BioChem Affiliates may provide information it obtains under this Section 7.1 to third parties developing and/or commercializing products incorporating the same BioChem Technology as is incorporated in the CliniChem Products.

8.   TERM AND TERMINATION.

     8.1 TERM. This Agreement shall become effective on the Distribution Date (the "Effective Date") and shall continue thereafter in perpetuity unless terminated in accordance with the provisions hereof.

     8.2 TERMINATION FOR BREACH. BioChem and CliniChem may terminate this Agreement effective upon the giving of written notice of such termination to the other party in the event such other party breaches any of its material obligations hereunder or under the Product Option Agreement and such breach continues for a period of sixty (60) days after written notice thereof by the terminating party to the other party.

     8.3 AUTOMATIC TERMINATION. This Agreement shall automatically terminate (a) upon termination of the Research and Development Agreement pursuant to Section 10.2 thereof and other than due to a breach by BioChem, or
(b) upon termination by BioChem of the Research and Development Agreement due to a breach thereof by CliniChem.

     8.4 TERMINATION UPON EXERCISE OF PRODUCT OPTION. This Agreement shall terminate on a product-by-product and country-by-country basis upon BioChem or a BioChem Affiliate's corresponding exercise of the Product Option with respect to any CliniChem Product and in any country.

     8.5 TERMINATION OF SUBLICENSES. Termination by BioChem or a BioChem Affiliate of this Agreement shall automatically terminate any sublicenses granted by CliniChem hereunder.

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9.   FORCE MAJEURE.

     9.1 FORCE MAJEURE. No party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay is due to causes beyond its reasonable control, including, without limitation, acts of God, earthquakes, fires, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as possible after the removal of the cause of such failure or delay.

10.  INDEMNIFICATION.

     10.1 INDEMNIFICATION BY CLINICHEM. CliniChem shall indemnify, defend and hold BioChem and its Affiliates, and each of their officers, directors, employees and agents, harmless from and against any and all losses, liabilities, claims, demands, damages, costs, expenses (including reasonable attorneys' fees) and money judgments incurred by or rendered against BioChem or its Affiliates, which arise out of the use, design, labeling, manufacture, processing, packaging, sale or commercialization of any CliniChem Product by CliniChem, its Affiliates and permitted subcontractors and sublicensees (other than BioChem and its Affiliates, subcontractors, sublicensees, distributors and others operating under arrangements with or through BioChem or its Affiliates). BioChem shall permit CliniChem's attorneys, at CliniChem's discretion and cost, to control the defense of any claims or suits as to which BioChem may be entitled to indemnity hereunder, and BioChem agrees not to settle any such claims or suits without the prior written consent of CliniChem, which consent shall not be unreasonably withheld. BioChem shall have the right to participate, at its own expense and through its own counsel (provided such counsel is reasonably acceptable to CliniChem), in the defense of any such claim or demand to the extent it so desires.

     10.2 NOTICE. BioChem shall give CliniChem prompt notice in writing, in the manner set forth in Section 11.7 below, of any claim or demand made against BioChem or any of its Affiliates for which BioChem or its Affiliates may be entitled to indemnification under Section 10.1.

11.  MISCELLANEOUS.

     11.1 AMENDMENT AND WAIVER. This Agreement may be amended and any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding upon BioChem and the BioChem Affiliates only if set forth in a writing executed by authorized representatives of BioChem and the BioChem Affiliates and referring specifically to the provision alleged to have been amended or waived and any such amendment or waiver shall be binding upon CliniChem only if set forth in a writing executed by an authorized representative of CliniChem and referring specifically to the provision alleged to have been amended or waived. A waiver by any party hereto of any terms and conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such terms and conditions for any similar instance in the future. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     11.2 ASSIGNMENT. None of the parties may assign its rights and obligations hereunder without the prior written consent of the other parties, which consent may not be unreasonably withheld; provided, however, that BioChem or a BioChem Affiliate may assign such rights and obligations hereunder to an Affiliate of BioChem or such BioChem Affiliate or to any person or entity with which BioChem or the relevant BioChem Affiliate is merged or consolidated or which acquires all or substantially all of the assets of BioChem or the relevant BioChem Affiliate.

     11.3 DISPUTE RESOLUTION. Any controversy, claim or dispute arising out of or relating to this Agreement, including the interpretation, breach, termination or invalidity thereof (a "Dispute") shall be definitively settled by arbitration, in accordance with the provisions on arbitration found in the Code of Civil Procedure of Quebec (the "CCP").

          Prior to resorting to arbitration, the parties shall refer the Dispute to the Chairman of the Board of BioChem (as representative of BioChem and any Affiliate of BioChem) and a director of CliniChem who has not been appointed by BioChem for attempted resolution of such Dispute. The party wishing to initiate negotiations shall send to the other party a notice of negotiation, briefly identifying the object of the Dispute. If the parties fail to resolve a Dispute within thirty (30) days of receipt by the second party of such notice of negotiation, each party shall then have the right to refer such Dispute to arbitration, unless the parties agree in writing to extend such thirty (30) day negotiation period. The seat of arbitration shall be in Montreal and the proceedings shall be in English.

          There shall be three (3) arbitrators. Each party shall appoint one arbitrator, and the two (2) arbitrators thus appointed shall designate the third arbitrator within fifteen (15) days of the appointment of the second arbitrator. The third arbitrator shall serve as President of the arbitral tribunal. Should a party fail to designate an arbitrator within the delay specified in the applicable provisions of the CCP, such arbitrator shall be appointed by the highest ranking officer of the Quebec National and International Commercial Arbitration Centre ("Centre"). The two (2) arbitrators thus appointed shall designate the third arbitrator within fifteen (15) days of the appointment of the second arbitrator, failing which the third arbitrator shall be designated by the Centre.

          The arbitral tribunal shall render any final award or decision within thirty (30) days following the completion of evidence and argument on substantive issues in dispute between the parties. The parties recognize and agree that any award rendered by the arbitral tribunal shall be final and binding on the parties who hereby expressly waive, to the fullest extent permitted by law, all rights of appeal or recourse to any court. The apportionment of costs of any arbitration pursuant to this agreement shall be left to the discretion of the arbitral tribunal. Nothing in this article has the effect, or should be interpreted as having the effect of limiting the right of one of the parties to obtain, from a common law court, a seizure before judgment, an injunction or any other extraordinary recourse as defined by the CCP.

     11.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

     11.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein, and shall be treated in all respects as a Quebec contract.

     11.6 HEADINGS. The section headings contained in this Agreement are included for convenience only and form no part of the Agreement between the parties.

     11.7 NOTICES. Notices required under this Agreement shall be in writing and sent by registered or certified mail, postage prepaid, or by facsimile and confirmed by registered or certified mail and addressed as follows:

     IF TO BIOCHEM:
          BioChem Pharma Inc.
          275 Armand-Frappier Blvd.
          Laval, Quebec, Canada H7V 4A7
          Facsimile: (514) 978-7994
          Attention: Vice-President Legal Affairs and Corporate Secretary

     IF TO CLINICHEM:
          CliniChem Development Inc.
          275 Armand-Frappier Blvd.
          Laval, Quebec, Canada H7V 4A7
          Facsimile: (514) 978-7994
          Attention: General Counsel and Secretary

     All notices shall be deemed to be effective upon receipt unless such notice is delivered or transmitted by facsimile, in which case, if it is delivered or transmitted before 4:00 PM on a business day, it shall be deemed to have been given and received on such day; in any other case, it will be deemed to have been given and received on the first business day following the day on which it is delivered or transmitted by facsimile. Either party may change the address at which notice is to be received by written notice pursuant to this Section
11.7. Any notice sent to any BioChem Affiliate shall be sent care of BioChem to BioChem's address given above.

     11.8 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect.

     11.9 RELATIONSHIP OF THE PARTIES. For purposes of this Agreement, CliniChem (as one party) and BioChem and the BioChem Affiliates (as the other party) shall be deemed to be independent contractors, and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute CliniChem, and BioChem and the BioChem Affiliates, as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume or be liable for any liabilities or obligations of the other party, whether past, present or future.

     11.10 SURVIVAL. The provisions of Sections 5, 6, 10, 11.1, 11.3, 11.5, 11.7, 11.9 and this Section 11.10 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement. Neither party shall be liable to the other for consequential damages (including loss of good will and anticipated profits) due to the termination of this Agreement as provided herein.

     11.11 ENTIRE AGREEMENT. This Agreement, the Research and Development Agreement, the Services Agreement and the Product Option Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.


                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



BIOCHEM PHARMA INC.

By: _____________________________

Title: __________________________

By: _____________________________

Title: __________________________



BIOCHEM AFFILIATES:


BIOCHEM VACCINES INC.

By: _____________________________

Title: __________________________

By: _____________________________

Title: __________________________


BIOCHEM THERAPEUTIC INC.

By: _____________________________

Title: __________________________

By: _____________________________

Title: __________________________

TANAUD HOLDINGS (BARBADOS) LIMITED

By: _____________________________

Title: __________________________

By: _____________________________

Title: __________________________


TANAUD INTERNATIONAL B.V.

By: _____________________________

Title: __________________________

By: _____________________________

Title: __________________________


TANAUD IRELAND INC.

By: _____________________________

Title: __________________________

By: _____________________________

Title: __________________________




CLINICHEM DEVELOPMENT INC.

By: _____________________________

Title: __________________________

By: _____________________________

Title: __________________________

                                   EXHIBIT A
to the Technology License Agreement dated as of the ___ day of March, 1998 by and between BioChem Pharma Inc., the BioChem Affiliates and CliniChem Development Inc.

                        PATENTS AND PATENT APPLICATIONS
                             BIOCHEM DOCKET NUMBERS


IAF-002-002                     IAF-009-019                        IAF-13A-018
IAF-002-003                     IAF-009-020                        IAF-13A-019
IAF-002-004                     IAF-009-021                        IAF-13A-020
IAF-002-005                     IAF-009-022                        IAF-13A-021
IAF-002-006                     IAF-009-023                        IAF-13A-022
IAF-002-007                     IAF-009-025                        IAF-13A-023
IAF-002-008                     IAF-009-026                        IAF-13A-024
IAF-002-009                     IAF-009-027                        IAF-13A-025
IAF-002-010                     IAF-009-028                        IAF-13A-026
IAF-002-011                     IAF-009-029                        IAF-13A-027
IAF-002-012                     IAF-009-030                        IAF-13A-028
IAF-002-013                     IAF-009-031                        IAF-13A-029
IAF-002-014                     IAF-009-032                        IAF-13A-030
IAF-002-020                     IAF-009-033                        IAF-13A-031
IAF-002-021                     IAF-009-034                        IAF-13A-032
IAF-002-025                     IAF-009-035                        IAF-13A-033
IAF-002-026                     IAF-009-036                        IAF-13A-034
IAF-002-027                     IAF-009-037                        IAF-13A-035
IAF-002-028                     IAF-009-038                        IAF-13A-036
IAF-009-001                     IAF-009-039                        IAF-13A-037
IAF-009-002                     IAF-13A-001                        IAF-13A-038
IAF-009-003                     IAF-13A-002                        IAF-13A-039
IAF-009-004                     IAF-13A-003                        IAF-13A-040
IAF-009-005                     IAF-13A-004                        IAF-13A-041
IAF-009-006                     IAF-13A-005                        IAF-13A-042
IAF-009-007                     IAF-13A-006                        IAF-13A-043
IAF-009-008                     IAF-13A-007                        IAF-13A-044
IAF-009-009                     IAF-13A-008                        IAF-13A-045
IAF-009-010                     IAF-13A-009                        IAF-13A-046
IAF-009-011                     IAF-13A-010                        IAF-13A-047
IAF-009-012                     IAF-13A-011                        IAF-13A-048
IAF-009-013                     IAF-13A-012                        IAF-13A-051
IAF-009-014                     IAF-13A-013                        IAF-13A-052
IAF-009-015                     IAF-13A-014                        IAF-13A-053
IAF-009-016                     IAF-13A-015                        IAF-13A-054
IAF-009-017                     IAF-13A-016                        IAF-13A-055
IAF-009-018                     IAF-13A-017                        IAF-13A-056

IAF-13A-057                       BIOV-001-030                     BIOV-002-037
IAF-13A-058                       BIOV-001-031                     BIOV-003-001
IAF-13A-059                       BIOV-001-032                     BIOV-003-002
IAF-13A-060                       BIOV-001-033                     BIOV-004-001
IAF-13A-061                       BIOV-001-034                     BIOV-004-002
IAF-13A-062                       BIOV-001-035                     PHAR-042-001
IAF-13A-063                       BIOV-001-036                     PHAR-042-002
IAF-13A-064                       BIOV-001-037                     PHAR-042-003
IAF-13A-065                       BIOV-002-001                     PHAR-042-004
IAF-13A-066                       BIOV-002-002                     PHAR-042-005
IAF-13A-067                       BIOV-002-003                     PHAR-042-006
IAF-13A-068                       BIOV-002-004                     PHAR-042-007
IAF-13A-069                       BIOV-002-005                     PHAR-042-008
IAF-13A-070                       BIOV-002-006                     PHAR-042-009
IAF-13A-071                       BIOV-002-007                     PHAR-042-010
BIOV-001-001                      BIOV-002-008                     PHAR-042-011
BIOV-001-002                      BIOV-002-009                     PHAR-042-013
BIOV-001-003                      BIOV-002-010                     PHAR-042-014
BIOV-001-004                      BIOV-002-011                     PHAR-042-016
BIOV-001-005                      BIOV-002-012                     PHAR-042-017
BIOV-001-006                      BIOV-002-013                     PHAR-042-018
BIOV-001-007                      BIOV-002-014                     PHAR-042-019
BIOV-001-008                      BIOV-002-015                     PHAR-042-020
BIOV-001-009                      BIOV-002-016                     PHAR-042-021
BIOV-001-010                      BIOV-002-017                     PHAR-042-022
BIOV-001-011                      BIOV-002-018                     PHAR-042-023
BIOV-001-012                      BIOV-002-019                     PHAR-042-024
BIOV-001-013                      BIOV-002-020                     PHAR-042-025
BIOV-001-014                      BIOV-002-021                     PHAR-042-026
BIOV-001-015                      BIOV-002-022                     PHAR-042-027
BIOV-001-016                      BIOV-002-023                     PHAR-042-028
BIOV-001-017                      BIOV-002-024                     PHAR-042-029
BIOV-001-018                      BIOV-002-025                     PHAR-042-030
BIOV-001-019                      BIOV-002-026                     PHAR-042-031
BIOV-001-020                      BIOV-002-027                     PHAR-042-032
BIOV-001-021                      BIOV-002-028                     PHAR-042-033
BIOV-001-022                      BIOV-002-029                     PHAR-042-034
BIOV-001-023                      BIOV-002-030                     PHAR-042-035
BIOV-001-024                      BIOV-002-031                     PHAR-042-036
BIOV-001-025                      BIOV-002-032                     PHAR-042-037
BIOV-001-026                      BIOV-002-033                     PHAR-042-038
BIOV-001-027                      BIOV-002-034                     PHAR-042-039
BIOV-001-028                      BIOV-002-035                     PHAR-042-040
BIOV-001-029                      BIOV-002-036                     PHAR-042-041

                                   Exhibit A

PHAR-042-042
PHAR-042-043
PHAR-042-044
PHAR-042-045
PHAR-042-046
PHAR-042-047
PHAR-042-048
PHAR-042-049
PHAR-042-050
PHAR-042-051
PHAR-042-052
PHAR-059-001
PHAR-059-002
PHAR-059-003
PHAR-059-004
PHAR-059-005
PHAR-059-006

                                   Exhibit A

                                   EXHIBIT B

to the Technology License Agreement dated as of the ___ day of March, 1998 by and between BioChem Pharma Inc., the BioChem Affiliates and CliniChem Development Inc.

                            PRE-EXISTING AGREEMENTS

BCH-4556:

Preclinical Research Services Agreement between BioChem Therapeutic Inc. and CTRC Research Foundation, dated October 28, 1997.
Scientific Research Services
Contract between BioChem Therapeutic Inc. and Phoenix International Life Sciences, dated August 13, 1996.
Scientific Research Services Contract between
BioChem Therapeutic Inc. and Phoenix International Life Sciences, dated September 17, 1996.
Services Agreement between BioChem Therapeutic Inc. and
Phoenix International Life Sciences, dated January 30, 1997.
Services Agreement
between BioChem Therapeutic Inc. and Phoenix International Life Sciences, dated April 21, 1997.
Services Agreement between BioChem Therapeutic Inc. and Phoenix
International Life Sciences, dated October 1, 1997.
Master Services Agreement
between BioChem Therapeutic Inc. and Quintiles Canada, Inc., dated June 17,
1997.
Services Agreement between BioChem Therapeutic Inc. and NCIC Clinical
Trials Group, Queens University dated November 12, 1996.
Services Agreement
between BioChem Therapeutic Inc. and Raylo Chemicals Inc. dated August 1, 1997. Materials Transfer and Services Agreement between BioChem Therapeutic Inc. and ITR Laboratories Canada Inc., dated May 23, 1997.
Memorandum of Agreement
between BioChem Therapeutic Inc. and Doctor Edward Chu, dated October 27, 1997.

BCH-10652:

Materials Transfer and Services Agreement between BioChem Therapeutic and the Regents of the University of California, dated May 15, 1997.
Development and
Manufacturing Agreement between BioChem Therapeutic Inc. and Patheon Inc., dated October 29, 1997.
Materials Transfer and Services Agreement between
BioChem Therapeutic Inc. and BenVenue Laboratories Inc., dated October 30,
1997.
Materials Transfer and Services Agreement between BioChem Therapeutic
Inc. and Viromed Laboratories, Inc., dated June 19, 1997.
Research Master
Agreement between BioChem Therapeutic Inc. and Neuroscience Research Unit St. Luc Pavilion, dated July 3, 1997, as amended.

Research Agreement between BioChem Therapeutic Inc. and MRC Collaborative Center, dated November 9, 1997.
Materials Transfer Agreement between BioChem Therapeutic Inc. and Chiral Technologies Inc., dated October 10, 1997.
Contrat de Recherche sous le Sceau de la Confidentialite et du Secret between BioChem Therapeutic Inc. and Mark A. Wainberg, dated April 24, 1997. Consultant Agreement between BioChem Therapeutic Inc. and Dr. Arnold Fridland, dated November 4, 1997.
Consultant Agreement between BioChem Therapeutic Inc. and Dr. Murray Ducharme dated August 31, 1997.
Materials Transfer and Services Agreement between BioChem Therapeutic Inc. and ITR Laboratories Canada Inc., dated May 23, 1997.

ANGIOGENESIS INHIBITORS.

Collaborative Research Agreement between BioChem Pharma Inc. and Beth Israel Hospital dated February 1, 1996, as amended on March 1, 1997.
Screening Collaboration between BioChem Therapeutic Inc. and Amrad Natural Products Pty Ltd, dated January 7, 1997.
Convention de Services et de Transfert de Substances between BioChem Therapeutic Inc. and Produits Chimiques Omega dated November 17, 1997.

VACCINES

License Agreement between IAF BioVac and the Minister of National Health and Welfare Canada, dated December 13, 1995.
Contrat de Recherche et D'Exploitation De Technologie between IAF BioVac Inc. and Le Centre de Recherche Du Centre Hospitalier De L'Universite Laval dated March 23, 1995.
Contrat de Recherche et D'Exploitation De Technologie between IAF BioVac Inc. and Le Centre de Recherche Du Centre Hospitalier De L'Universite Laval dated January 1, 1999.
Research and Option Agreement between BioChem Vaccines Inc. and The UAB Research Foundation, dated December 23, 1997
Entente de Recherche between BioChem Vaccines Inc., Le Centre Hospitalier Universitaire de Quebec and Dr. Bernard Brodeur, dated December 8, 1997. Materials Transfer and Services Agreement between BioChem Vaccines Inc. and Le Centre Hospitalier Universitaire de Quebec, dated January 14, 1998.
Material Transfer Agreement and Option between IAF BioVac, Her Majesty the Queen in Right of Canada as Represented by the Minister of Health, dated November 1, 1996.

                                   EXHIBIT C

to the Technology License Agreement dated as of the ___ day of March, 1998 by and between BioChem Pharma Inc., the BioChem Affiliates and CliniChem Development Inc.

                               CLINICHEM PROGRAMS

                PROGRAM                              FIELD OF USE
----------------------------------------  -------------------------------
1.   Development of BCH-4556.               Treatment of cancer.

2.   Development of BCH-10652.              Treatment of HIV infection.

3.   Development of AvB3 antagonists to     Treatment of cancer.
     prevent angiogenesis.

4.   The development of a recombinant       To protect against infections by
     protein vaccine to protect against     NEISSERIA MENINGITIDIS.
     infections by NEISSERIA MENINGITIDIS.

5.   The development of a recombinant       To protect against infections by
     protein vaccine to protect against     STREPTOCOCCUS PNEUMONIAE.
     infections by STREPTOCOCCUS PNEUMONIAE.

6.   The development of a recombinant       To protect against infections by
     protein vaccine to protect against     NEISSERIA GONORRHOEAE.
     infections by NEISSERIA GONORRHOEAE.

7.   The development of a recombinant       To protect against infections by
     protein vaccine to protect against     HAEMOPHILUS INFLUENZAE non typeable.
     infections by HAEMOPHILUS INFLUENZAE
     non typeable.

8.   The development of a recombinant       To protect against infections by
     protein vaccine to protect against     STREPTOCOCCUS Group B.
     infections by STREPTOCOCCUS Group B.

9.   The development of a recombinant       To protect against infections by
     protein vaccine to protect against     CHLAMYDIA PNEUMONIAE.
     infections by CHLAMYDIA PNEUMONIAE.